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                                                                     EXHIBIT 4.2

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                    TRAVELERS INSURANCE GROUP HOLDINGS INC.
           (Formerly named Travelers/Aetna Property Casualty Corp.),

                       TRAVELERS PROPERTY CASUALTY CORP.
              (Formerly named The Travelers Insurance Group Inc.),

                                  AS GUARANTOR

                                      AND

                              JPMORGAN CHASE BANK
                (Formerly named The Chase Manhattan Bank, N.A.)

                                   AS TRUSTEE


                          ---------------------------

                          First Supplemental Indenture

                            Dated as of May 10, 2002

                          ---------------------------


                                  to Indenture

                           Dated as of April 30, 1996


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      THIS FIRST SUPPLEMENTAL INDENTURE dated as of May 10, 2002 (the
"Supplemental Indenture"), by and among Travelers Insurance Group Holdings Inc. (formerly named Travelers/Aetna Property Casualty Corp.), a Delaware corporation (the "Company"), Travelers Property Casualty Corp. (formerly named The Travelers Insurance Group Inc.), a Connecticut corporation, as guarantor ("Travelers"), and JPMorgan Chase Bank (formerly named to The Chase Manhattan Bank, N.A.), a New York banking association, as trustee (the "Trustee");

      WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture dated as of April 30, 1996 (the "Indenture"), providing for the issuance by the Company from time to time of its unsecured subordinated debentures, notes or other evidences of indebtedness (herein called the "Securities");

      WHEREAS, the Company currently has issued and outstanding $824,743,000 aggregate principal amount of its 8.08% Junior Subordinated Deferrable Interest Debentures due 2036 (the "8.08% Debentures") and $103,093,- 000 aggregate principal amount of its 8% Junior Subordinated Deferrable Interest Debentures due 2036 (the "8% Debentures") under the Indenture;

      WHEREAS, the Company is a wholly owned subsidiary of Travelers;

      WHEREAS, Travelers desires to fully and unconditionally guarantee the payment obligations of the Company with respect to the Company's issued and outstanding securities under the Indenture, including the 8.08% Debentures and the 8% Debentures (collectively, the "Securities") so long as the Company remains a wholly owned subsidiary of Travelers and the Securities remain outstanding; and

      WHEREAS, the execution of the Supplemental Indenture is authorized and permitted by Section 9.1 of the Indenture and all conditions precedent provided for in the Indenture relating to the execution of the Supplemental Indenture have been complied with;

      NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH: That in order to effectuate the guarantee described above, Travelers agrees with the Trustee, for the equal and proportionate benefit of the respective Holders from time to time of the Securities (the "Holders"), as follows:

                                    ARTICLE I
                                    Guarantee

            Travelers does hereby fully and unconditionally guarantee (the "Guarantee") to the Holders the due and punctual payment of the principal of and interest on all the Securities, according to their tenor, and the performance of every covenant of the Indenture on the part of the Company to be performed or observed (the "Obligations") in accordance with the provisions of the Indenture, as supplemented, as provided below:

      (a) Notice of acceptance of the Guarantee and of default of performance by the Company is expressly waived, and payment under the Guarantee shall be subject to no condition other than the giving of a written request for payment in accordance with the provisions of the Indenture, stating the fact of default of performance, mailed to Travelers at the following address: Travelers Property Casualty Corp., One Tower Square, 8 MS, Hartford, Connecticut 06183,
            Attention: Paul Eddy.
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      (b)   The right of the Holders under any debt instrument of the Company that is outstanding as of the date hereof to claim payment from Travelers under the Travelers Guarantee shall rank in priority of payment with Travelers's other obligations to exactly the same extent that the Obligations of the Company under such debt instrument rank with the Company's other obligations, if any.

      (c) The obligations of Travelers under the Guarantee shall in no way be impaired by: (1) any extension, amendment, modification or renewal of the Obligations; (2) any waiver of any event of default, extension of time or failure to enforce any of the Obligations; or
            (3) any extension, moratorium or other relief granted to the Company pursuant to any applicable law or statute.

      (d) The Guarantee shall be irrevocably valid until, and no claim may be asserted under the Guarantee after, the earliest to occur of: (1) the tenth business day following the maturity date of all the Securities, either upon their respective stated maturities, redemption or otherwise; (2) the date on which the Company ceases to be a wholly owned subsidiary of Travelers, as set forth in an Officer's Certificate of Travelers delivered to the Trustee; and (3) the date on which Travelers ceases to be a reporting company under the Securities Exchange Act of 1934, as amended, as set forth in an Officer's Certificate of Travelers delivered to the Trustee.

      (e) Travelers shall be obligated to make payment under the Guarantee only by payment to the Trustee, for the benefit of the Holders, at the same address as the Company is obligated to make payment pursuant to the Indenture, provided that such address must be in the United States.

      (f) Travelers shall have no obligation to make payment or take action under the Guarantee during any period when payment by the Company, in accordance with the provisions of the Indenture, would constitute a violation of any applicable laws (other than bankruptcy, liquidation, reorganization or similar laws affecting the enforcement of the rights of creditors generally).

      (g) Travelers may assign its obligations under the Guarantee to any of its affiliates, upon providing written notice of such assignment to the Trustee, whereupon such assignee shall be substituted in lieu of Travelers with respect to the performance of the Obligations theretofore to be performed by Travelers as described in this Article One.

                                   ARTICLE II

      Section 7.4. of the Indenture is deleted in its entirety. The following will be inserted as a new Section 7.4. of the Indenture:

Section 7.4. Reports by Travelers and the Company.

      Travelers and the Company and shall:


                                       2
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            (1) file with the Trustee, within 15 days after Travelers or the
Company, as the case may be, is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which Travelers and the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if Travelers or the Company is not required to file information, documents or reports pursuant to either of said Sections, then Travelers or the Company, as the case may be, shall file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

            (2) file with the Trustee and the Commission in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by Travelers or the Company, as the case may be, with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

            (3) transmit to all Holders, as their names and addresses appear in the Security Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by Travelers or the Company, as the case may be, pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

                                   ARTICLE III
                            Miscellaneous Provisions

      SECTION 3.1 Execution as Supplemental Indenture. This Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, this Supplemental Indenture forms a part thereof. Except as herein expressly otherwise defined, the use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Indenture. Except as expressly amended hereby, the Indenture shall continue in full force and effect in accordance with the provisions thereof and the Indenture is in all respects hereby ratified and confirmed.

      SECTION 3.2 Responsibility for Recitals, etc. The recitals herein and in the Securities (except in the Trustee's certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or of the Securities. The Trustee makes no undertakings or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the validity or sufficiency of this Supplemental Indenture or the proper authorization or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

      SECTION 3.3 Provisions Binding on Successors. All of the covenants, stipulations, premises and agreements made in this Supplemental Indenture by the Company and Travelers shall bind their respective successors and assigns whether so expressed or not.


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      SECTION 3.4 New York Contract. This Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State.

      SECTION 3.5 Execution and Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.


                                       4
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      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                          TRAVELERS INSURANCE GROUP
                                          HOLDINGS INC.


                                          By:  /s/ William H. White
                                             -----------------------------------
                                             Name:  William H. White
                                             Title: Vice President and Treasurer

ATTEST:

By:  /s/ Daniel W. Jackson
   --------------------------------
   Name:  Daniel W. Jackson
   Title: Assistant Secretary

                                          TRAVELERS PROPERTY CASUALTY CORP.,
                                          as Guarantor

                                          By:  /s/ William H. White
                                             -----------------------------------
                                             Name:  William H. White
                                             Title: Vice President and Treasurer

ATTEST:

By:  /s/ Daniel W. Jackson
   --------------------------------
   Name:  Daniel W. Jackson
   Title:     Assistant Secretary

                                          JPMORGAN CHASE BANK, as Trustee


                                          By:  /s/ Robert S. Peschler
                                             -----------------------------------
                                             Name:  Robert S. Peschler
                                             Title: Assistant Vice President

ATTEST:

By:   /s/ Diane Darconte
   --------------------------------
   Name:  Diane Darconte
   Title:    Trust Officer
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STATE OF CONNECTICUT)
                    )  ss.:
COUNTY OF HARTFORD  )

      On this 9th day of May, 2002, before me personally came William H. White, to me personally known, who, being by me duly sworn, did depose and say that he resides in Watch Hill, RI, that he is a Treasurer of Travelers Insurance Group Holdings Inc., one of the corporations described in and which executed the above instrument, that he knows the corporate seal of said corporation, that the seal affixed to said instrument is such corporate seal, that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

[NOTARIAL SEAL]

                                               /s/ Linda M. Kolios
                                          --------------------------------------
                                          Notary Public

STATE OF CONNECTICUT)
                    )  ss.:
COUNTY OF HARTFORD  )

      On this 9th day of May, 2002 before me personally came William H. White, to me personally known, who, being by me duly sworn, did depose and say that he resides in Watch Hill, RI, that he is a Treasurer of Travelers Property Casualty Corp., one of the corporations described in and which executed the above instrument, that he knows the corporate seal of said corporation, that the seal affixed to said instrument is such corporate seal, that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

[NOTARIAL SEAL]

                                               /s/ Linda M. Kolios
                                          --------------------------------------
                                          Notary Public

STATE OF NEW YORK   )
                    )  ss.:
COUNTY OF NEW YORK  )

      On this 9th day of May, 2002, before me personally came Robert Peschler, to me personally known, who, being by me duly sworn, did depose and say that he resides in Little Silver, NJ, that he is an Assistant Vice President of JPMorgan Chase Bank (formerly named The Chase Manhattan Bank, N.A.), one of the corporations described in and which executed the above instrument, that he knows the corporate seal of said corporation, that the seal affixed to said instrument is such corporate seal, that it was so affixed by authority of the Board of Directors of said corporation, and that she signed his name thereto by like authority.

[NOTARIAL SEAL]
                                               /s/ Annabelle DeLuca
                                          --------------------------------------
                                          Notary Public